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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934

                        Date of Report: October 30, 1997
                        (Date of earliest event reported)

                         MEDICAL ACTION INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)

Delaware                              0-13251                  11-2421849
(State or other                   (Commission File             (IRS Employer
 jurisdiction of                      Number)                   Identification
 incorporation)                                                 Number)

150 Motor Parkway, Hauppauge, New York                         11788
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number
including area code                                       (516) 231-4600



          (Former name or former address, if changed since last report)

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Item 2.           Acquisition or Disposition of Assets.

                  On October 30, 1997, Registrant's wholly-owned subsidiary, Dayhill Acquisition Corp. ("Acquisition"), pursuant to a Purchase Agreement between Dayhill Corporation ("Dayhill"), Registrant and Acquisition, acquired certain assets relating to the specialty medical packaging and collection systems for the containment and transport of biohazardous waste business of Dayhill.
                  The purchase price for the acquired assets consisted of $30,000 in cash (which was paid at closing) and the assumption of approximately $595,000 of Dayhill's liabilities.

                  The assets acquired included customer lists, accounts receivable, inventory, furniture and office equipment used to distribute Dayhill's products, and inventory including autoclave bags, bio-hazard bags, dust covers and sterility maintenance covers (hereinafter the "Products").

                  The Products were manufactured for Dayhill by unaffiliated third parties in the United States. None of the office equipment acquired by Acquisition is utilized in the manufacture of the Products or constitutes plant equipment.
                  The Registrant utilized the funds available under its Third Amended and Restated Credit Note and Agreement (the "Loan Agreement") with European American Bank to satisfy the cash portion of the purchase price. The funds provided under the Loan Agreement were made in the ordinary course of business.


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Item 7.           Financial Statements, Pro Forma Financial
                  Information and Exhibits

                  (a)      Financial Statements of Business Acquired.
                           In accordance herewith, the Registrant is not
required to file the financial statements of the business acquired.

                  (b)      Pro Forma Financial Statements.
                           In accordance herewith, the Registrant is not
required to furnish pro forma financial information relative to the acquired business.

                  (c)      Exhibits.

                           (2)      Purchase Agreement dated as of October 30,
1997 between Dayhill Corporation, Registrant and Dayhill Acquisition Corp.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          MEDICAL ACTION INDUSTRIES INC.


                                          BY:  /s/ Richard G. Satin
                                               --------------------------------
                                               Richard G. Satin, Vice President
                                               (Principal Accounting Officer)

Dated:    November 6, 1997